CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-257344 on Form F-10 of our report dated August 25, 2020 relating to the 2020 financial statements of New Pacific Metals Corp. appearing in the Registration Statement on Form 40-F of New Pacific Metals Corp.

/s/ Deloitte LLP
Chartered Professional Accountants

Vancouver, Canada

July 15, 2021